Exhibit 99.1
NEWS
FOR IMMEDIATE RELEASE

Contact:	Paul Caminiti/Carrie Bloom/Jonathan Doorley
Sard Verbinnen & Co
212/687-8080
LADENBURG THALMANN REPORTS THIRD QUARTER 2008 RESULTS
Revenues up 90% in First Nine Months of 2008 Due to Investacorp and Triad Acquisitions

     MIAMI, FL, November 10, 2008 — Ladenburg Thalmann Financial Services Inc. (AMEX: LTS) today announced financial results for the three and nine months ended September 30, 2008.
     In the third quarter of 2008, the Company had revenues of $31.27 million, an increase of 199% from revenues of $10.45 million in the third quarter of 2007. The Company had a net loss of $5.69 million, or $(0.03) per diluted share, in the third quarter of 2008, compared to a net loss of $2.10 million, or $(0.01) per diluted share, in the comparable 2007 period. The results for the third quarter of 2008 included $19.86 million of revenue from Investacorp, following the October 19, 2007 acquisition, and from Triad, following the August 13, 2008 acquisition, non-cash compensation expense of $1.54 million and depreciation and amortization expense of $898,000, while the third quarter 2007 results included non-cash compensation expense of $1.72 million and depreciation and amortization expense of $333,000.
     For the nine months ended September 30, 2008, the Company had revenues of $85.30 million, a 90% increase over revenues of $44.90 million for the comparable period in 2007. The Company had a net loss of $11.96 million, or $(0.07) per diluted share, compared to a net loss of $1.21 million, or $(0.01) per diluted share, in the comparable period in 2007. The results for the nine months ended September 30, 2008 included $51.23 million of revenue from Investacorp and Triad, non-cash compensation expense of $4.61 million and depreciation and amortization expense of $2.24 million, as compared to $4.44 million of non-cash compensation expense for the 2007 period, depreciation and amortization expense of $918,000 and a $1.83 million loss on extinguishment of debt in 2007.

     Third quarter 2008 EBITDA, as adjusted, was a loss of $(1.80) million, compared to a loss of $(194,000) for the third quarter 2007. EBITDA, as adjusted, for the nine months ended September 30, 2008 was a loss of $(1.38) million, compared to $6.19 million for the 2007 period. EBITDA, as adjusted, for both periods excludes non-cash compensation expense and other items.
     The following table presents a reconciliation of EBITDA, as adjusted, to net income as reported.

	Three months ended		Nine months ended
	September 30,		September 30,
	2008	2007	2008	2007
Total revenue	$31,272	$10,452	$85,296	$44,899
Total expenses	36,273	12,665	96,501	46,060	(1)
Pre-tax loss	(5,001)	(2,213)	(11,205)	(1,161)
Net loss	(5,691)	(2,098)	(11,957)	(1,207	)(1)

EBITDA as adjusted	(1,802)	(194)	(1,384)	6,188
Add:
Interest income	45	45	189	128
Income tax benefit	—	115	—	—
Sale of exchange memberships	310	—	310	—
Less:
Interest expense	(1,118)	(16)	(3,474)	(287)
Income tax expense	(690)	—	(752)	(46)
Depreciation and amortization	(898)	(333)	(2,241)	(918)
Non-cash compensation	(1,538)	(1,715)	(4,605)	(4,439)
Loss on extinguishment of debt	—	—	—	(1,833)
Net loss	(5,691)	(2,098)	(11,957)	(1,207)

(1)	Includes $1,833 loss on extinguishment of debt.
     Earnings before interest, taxes, depreciation and amortization, or EBITDA, adjusted for gains or losses on sales of assets, non-cash compensation expense, and interest expense is a key metric the Company uses in evaluating its financial performance. EBITDA is considered a non-GAAP financial measure as defined by Regulation G promulgated by the SEC under the Securities Act of 1933, as amended. The Company considers EBITDA, as adjusted, important in evaluating its financial performance on a consistent basis across various periods. Due to the significance of non-recurring items, EBITDA, as adjusted, enables the Company’s Board of Directors and management to monitor and evaluate the business on a consistent basis. The Company uses EBITDA, as adjusted, as a primary measure, among others, to analyze and evaluate financial and strategic planning decisions regarding future operating investments and potential acquisitions. The Company believes that EBITDA, as adjusted, eliminates items that are not part of its core operations, such as interest expense and debt extinguishment expense, or do not involve a cash outlay, such as stock-related compensation. EBITDA should be considered in addition to, rather than as a substitute for, pre-tax income, net income and cash flows from operating activities.

     As of September 30, 2008, shareholders’ equity was $57.91 million, an increase from shareholders’ equity of $54.10 million as of December 31, 2007, the end of the fiscal year.
     Dr. Phillip Frost, Chairman of Ladenburg, said, “During the third quarter, we closed the Triad acquisition and produced solid results, largely fueled by our independent broker-dealer and investment advisory businesses. While we are operating in a period of unprecedented challenge for the financial industry, we believe the third quarter results reflect the significant progress we have made building Ladenburg into a diversified investment bank. Our focus has been on creating a well balanced public financial services company that pairs the recurring revenues of the independent/advisory business with the more volatile capital markets business.”
     Richard Lampen, President and Chief Executive Officer of Ladenburg, said, “We have taken a number of steps to reduce expenses and trim headcount while adhering to our plan for continued long-term growth. We will continue to hire opportunistically to add talented staff to our organization. Amidst significant industry headwinds, we are also pleased to have retired $15.6 million of debt incurred in connection with the Investacorp acquisition during the nine months ended September 30, 2008. We anticipate that the strategic and operational steps we have taken position Ladenburg well when markets begin to normalize.”
Triad Advisors Acquisition
     On August 13, 2008, the Company completed its acquisition of Triad Advisors, Inc., which became a wholly-owned subsidiary of the Company by way of merger. Founded in 1998, Triad is a leading independent broker-dealer and investment advisor headquartered in Norcross, Georgia that offers a broad menu of products, services and total wealth management solutions to approximately 385 independent contractor registered representatives located nationwide. The Triad acquisition significantly expands the Company’s presence in the independent broker dealer area, one of the fastest growing segments of the financial services industry.
Share Repurchase Program
     In March 2007, the Company announced a share repurchase program to repurchase up to 2,500,000 shares using approximately 15% of the Company’s EBITDA, as adjusted. In the first nine months of 2008, the Company repurchased 534,493 shares under this program for a total purchase price of $1.01 million.

Deferred Underwriting Compensation
     In connection with Ladenburg’s underwriting of SPAC offerings, Ladenburg receives compensation that includes normal discounts and commissions, as well as deferred fees payable to Ladenburg upon a SPACs completion of a business transaction. Such fees are not reflected in the Company’s results of operations until the underlying business combinations have been completed and the fees have been irrevocably earned. Generally, these fees may be received within 24 months from the respective date of the offering, or not received at all if no business combination transactions are consummated during such time period. During the three and nine months ended September 30, 2008, Ladenburg received deferred fees of $2,878 and $5,289, respectively, and incurred commissions and related expenses of $1,295 and $2,145, respectively. As of September 30, 2008, the Company had unrecorded potential deferred fees for SPAC transactions of approximately $38.80 million which, net of expenses, amounted to approximately $22.96 million.
About Ladenburg
     Ladenburg Thalmann Financial Services, included in the Russell 2000(R) and Russell 3000(R) indices, is engaged in investment banking, equity research, institutional sales and trading, independent brokerage and advisory services and asset management services through its principal subsidiaries, Ladenburg Thalmann & Co. Inc., Investacorp, Inc. and Triad Advisors, Inc. Founded in 1876 and a New York Stock Exchange member since 1879, Ladenburg Thalmann & Co. is a full service investment banking and brokerage firm providing services principally for middle market and emerging growth companies and high net worth individuals. Investacorp, Inc., a leading independent broker-dealer headquartered in Miami Lakes, Florida, has been serving the independent registered representative community since 1978 and has approximately 500 independent financial associates nationwide. Founded in 1998, Triad Advisors, Inc. is a leading independent broker-dealer and registered investment advisor headquartered in Norcross, Georgia that offers a broad menu of products, services and total wealth management solutions to approximately 385 independent financial advisors located nationwide. Ladenburg Thalmann Financial Services is based in Miami, Florida. Ladenburg Thalmann & Co. is based in New York City, with regional offices in Miami and Boca Raton, Florida; Melville, New York; Lincolnshire, Illinois; Los Angeles, California; Princeton, New Jersey; Houston, Texas; and Columbus, Ohio. For more information, please visit www.ladenburg.com.

# # #
This press release includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding future financial results and profitability, statements regarding future growth, statements regarding growth of the independent brokerage area, and statements regarding our investment banking business. These statements are based on management’s current expectations or beliefs and are subject to uncertainty and changes in circumstances. Actual results may vary materially from those expressed or implied by the statements herein due to changes in economic, business, competitive and/or regulatory factors, and other risks and uncertainties affecting the operation of the Company’s business. These risks, uncertainties and contingencies include those set forth in the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2007 and other factors detailed from time to time in its other filings with the Securities and Exchange Commission, including, but not limited to, the Company’s quarterly report on Form 10-Q for the quarter ended September 30, 2008. The information set forth herein should be read in light of such risks. Further, investors should keep in mind that the Company’s quarterly revenue and profits can fluctuate materially depending on many factors, including the number, size and timing of completed offerings and other transactions. Accordingly, the Company’s revenue and profits in any particular quarter may not be indicative of future results. The Company is under no obligation to, and expressly disclaims any obligation to, update or alter its forward-looking statements, whether as a result of new information, future events, changes in assumptions or otherwise.
[Financial Table Follows]

LADENBURG THALMANN FINANCIAL SERVICES INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in thousands, except share and per share data)
(Unaudited)

Three months ended		Nine months ended
September 30,		September 30,
2008	2007	2008	2007

Revenues:

Investment banking	$4,178	$3,547	$13,385	$25,012
Commissions and fees	25,130	5,028	64,617	14,689
Asset management	666	686	2,150	2,072
Principal transactions	(609)	82	(452)	188
Interest and dividends	982	627	3,003	1,943
Realized and unrealized (loss) gain on NYSE Euronext restricted common stock	(111)	20	(111)	53
Other income	1,036	462	2,704	942

Total revenue	31,272	10,452	85,296	44,899

Expenses:

Compensation and benefits	11,198	7,238	31,685	28,164
Non-cash compensation	1,538	1,715	4,605	4,439
Commissions and fees	15,126	—	39,237	—
Brokerage, communication and clearance fees	1,638	930	3,877	2,796
Rent and occupancy, net of sublease revenue	917	433	1,967	1,180
Professional services	1,563	670	4,071	2,680
Interest	1,118	16	3,474	287
Depreciation and amortization	898	333	2,241	918
Loss on extinguishment of debt	—	—	—	1,833
Other	2,277	1,330	5,344	3,763

Total expenses	36,273	12,665	96,501	46,060

Loss before income taxes	(5,001)	(2,213)	(11,205)	(1,161)

Income tax expense (benefit)	690	(115)	752	46

Net loss	$(5,691)	$(2,098)	$(11,957)	$(1,207)

Loss per common share:
Basic	$(0.03)	$(0.01)	$(0.07)	$(0.01)

Diluted	$(0.03)	$(0.01)	$(0.07)	$(0.01)

Weighted average common shares used in computation of per share data:
Basic	167,303,935	159,826,786	163,850,741	156,362,156

Diluted	167,303,935	159,826,786	163,850,741	156,362,156